Exhibit 99.2

1933

Earnings Release and Supplemental Information Package

Second Quarter 2026

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Second Quarter 2026 Financial and Operating Results
Raises Full Year 2026 Guidance
LAS VEGAS, July 30, 2026—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended June 30, 2026.
Highlights
•Rents and other single-family property revenues increased 2.8% year-over-year to $470.1 million for the second quarter of 2026.
•Net income attributable to common shareholders totaled $113.6 million, or $0.31 per diluted share, for the second quarter of 2026, compared to $105.6 million, or $0.28 per diluted share, for the second quarter of 2025.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 5.2% year-over-year to $0.49 per FFO share and unit for the second quarter of 2026 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 8.3% year-over-year to $0.45 per FFO share and unit for the second quarter of 2026.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 2.7% year-over-year for the second quarter of 2026.
•Achieved Same-Home Average Occupied Days Percentage of 96.0% in the second quarter of 2026, while generating 2.7% blended rate growth driven by lease spreads of 3.2% and 1.4% on renewals and new leases, respectively.
•July 2026 leasing results remained strong with preliminary Same-Home Average Occupied Days Percentage of 96.1%, rate growth on new leases of 1.6% and rate growth on renewals of 3.3%.
•Delivered a total of 651 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the second quarter of 2026.
•Repurchased and retired 4.1 million of our outstanding Class A common shares at a weighted-average price of $29.88 per share and a total price of $123.0 million in the second quarter of 2026.
•Raised Full Year 2026 Core FFO attributable to common share and unit holders guidance midpoint by $0.03 per share and unit to $1.95, representing anticipated full year growth of 4.3% over prior year.
“AMH delivered a strong first half of 2026, supported by healthy demand for single-family rental housing, outstanding execution from the teams, and strong expense controls. As a result, we have raised our full-year Core FFO per share guidance by three cents to $1.95 at the midpoint,” stated Bryan Smith, AMH’s Chief Executive Officer.
“Additionally, the recent passage of the 21st Century ROAD to Housing Act reflects a thoughtful approach by policymakers to address housing affordability and recognizes the valuable role that single-family rental housing plays in the broader housing ecosystem. Notably, the law reinforces the importance of our integrated operating platform and AMH Development Program which has delivered more than 15,000 new homes across the country.”
Second Quarter 2026 Financial Results
Net income attributable to common shareholders totaled $113.6 million, or $0.31 per diluted share, for the second quarter of 2026, compared to $105.6 million, or $0.28 per diluted share, for the second quarter of 2025. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses and higher net gains on property sales, partially offset by lower other income and expense, net. On a per diluted share basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
Rents and other single-family property revenues increased 2.8% to $470.1 million for the second quarter of 2026, compared to $457.5 million for the second quarter of 2025. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 4.3% to $275.4 million for the second quarter of 2026, compared to $264.1 million for the second quarter of 2025. This growth was driven by a 2.7% increase in core revenues resulting primarily from higher rental rates and a 0.2% decrease in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 2.3% to $371.3 million for the second quarter of 2026, compared to $362.8 million for the second quarter of 2025, which was driven by a 2.6% increase in Average Monthly Realized Rent per property, partially offset by a 40 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 1.7% to $125.5 million for the second quarter of 2026, compared to $123.4 million for the second quarter of 2025, primarily driven by annual increases in property tax expense. As a result, Core NOI from Same-Home properties increased 2.7% to $245.8 million for the second quarter of 2026, compared to $239.4 million for the second quarter of 2025.
Core FFO attributable to common share and unit holders was $202.8 million, or $0.49 per FFO share and unit, for the second quarter of 2026, compared to $198.0 million, or $0.47 per FFO share and unit, for the second quarter of 2025. Adjusted FFO attributable to common share and unit holders was $186.0 million, or $0.45 per FFO share and unit, for the second quarter of 2026, compared to $176.4 million, or $0.42 per FFO share and unit, for the second quarter of 2025. These improvements were primarily attributable to growth in Core NOI from our total portfolio. On a per FFO share and unit basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Year-to-Date 2026 Financial Results
Net income attributable to common shareholders totaled $241.4 million, or $0.66 per diluted share, for the six-month period ended June 30, 2026, compared to $215.5 million, or $0.58 per diluted share, for the six-month period ended June 30, 2025. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses and higher net gains on property sales, partially offset by lower other income and expense, net. On a per diluted share basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Rents and other single-family property revenues increased 2.8% to $942.1 million for the six-month period ended June 30, 2026, compared to $916.8 million for the six-month period ended June 30, 2025. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 4.5% to $546.5 million for the six-month period ended June 30, 2026, compared to $523.0 million for the six-month period ended June 30, 2025. This growth was driven by a 2.7% increase in core revenues resulting primarily from higher rental rates and a 0.7% decrease in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 2.4% to $735.8 million for the six-month period ended June 30, 2026, compared to $718.5 million for the six-month period ended June 30, 2025, which was driven by a 2.8% increase in Average Monthly Realized Rent per property, partially offset by a 50 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 0.7% to $244.9 million for the six-month period ended June 30, 2026, compared to $243.2 million for the six-month period ended June 30, 2025, primarily driven by annual increases in property tax expense. As a result, Core NOI from Same-Home properties increased 3.3% to $490.9 million for the six-month period ended June 30, 2026, compared to $475.4 million for the six-month period ended June 30, 2025.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Core FFO attributable to common share and unit holders was $402.9 million, or $0.98 per FFO share and unit, for the six-month period ended June 30, 2026, compared to $392.7 million, or $0.93 per FFO share and unit, for the six-month period ended June 30, 2025. Adjusted FFO attributable to common share and unit holders was $373.4 million, or $0.90 per FFO share and unit, for the six-month period ended June 30, 2026, compared to $353.0 million, or $0.84 per FFO share and unit, for the six-month period ended June 30, 2025. These improvements were primarily attributable to growth in Core NOI from our total portfolio. On a per FFO share and unit basis, the increase was further benefited by lower share counts as a result of our share repurchase activity.
Investments
As of June 30, 2026, the Company’s total single-family properties, excluding properties held for sale, consisted of 60,482 homes, compared to 60,200 homes as of March 31, 2026, an increase of 282 homes during the second quarter of 2026, which included 542 newly constructed homes delivered to our operating portfolio through our AMH Development Program, partially offset by 260 homes identified for sale. During the second quarter of 2026, we also developed an additional 109 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 651 total home deliveries through our AMH Development Program. As of June 30, 2026, the Company had 701 properties held for sale and 3,961 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the second quarter of 2026, the Company repurchased and retired 4.1 million of its outstanding Class A common shares at a weighted-average price of $29.88 per share and a total price of $123.0 million.
As of June 30, 2026, the Company had cash and cash equivalents of $83.7 million and total outstanding debt of $5.2 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.5% and a weighted-average term to maturity of 7.6 years, which includes $390.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. During the second quarter of 2026, the Company generated $50.1 million of Retained Cash Flow and sold 608 properties, generating $181.2 million of net proceeds.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition, disposition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2026
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.89 - $1.95	$1.93 - $1.97
Core FFO attributable to common share and unit holders growth	1.1% - 4.3%	3.2% - 5.3%

Same-Home
Core revenues growth	1.25% - 3.25%	1.50% - 3.00%
Core property operating expenses growth	1.75% - 3.75%	1.25% - 2.75%
Core NOI growth	1.00% - 3.00%	1.40% - 3.40%

Full Year 2026 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Changes to Full Year 2026 Guidance
•$0.03 incremental Core FFO per share driven by:
◦Increased Same-Home portfolio Core NOI growth from modestly lower property tax expense outlook and strong cost control execution,
◦Increased Non-Same-Home portfolio Core NOI growth from similar expense benefits as Same-Home portfolio as well as incremental Core NOI contribution from solid initial lease-up of AMH Development deliveries, and
◦Increased benefit from better-than-expected disposition volumes and timing, as well as incremental share repurchases.

Additional Information
A copy of the Company’s Second Quarter 2026 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Friday, July 31, 2026 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2026 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, August 14, 2026 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13761126#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on developing, renovating, leasing and managing homes as rental properties.
In recent years, we’ve been named a 2026 Great Place to Work®, a 2026 Top U.S. Homebuilder by Builder100, and one of America’s Best Companies 2026 by TIME and Statista. As of June 30, 2026, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living, AMH Living, LLC or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2026 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2026 and 2025:

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$470,104	$457,503	$942,128	$916,779
Tenant charge-backs	(54,114)	(52,457)	(120,014)	(116,318)
Core revenues	415,990	405,046	822,114	800,461
Less: Non-Same-Home core revenues	(44,716)	(42,229)	(86,340)	(81,917)
Same-Home core revenues	$371,274	$362,817	$735,774	$718,544

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$161,943	$160,089	$330,652	$327,619
Property management expenses	33,844	34,412	67,128	68,593
Noncash share-based compensation - property management	(1,067)	(1,137)	(2,188)	(2,383)
Expenses reimbursed by tenant charge-backs	(54,114)	(52,457)	(120,014)	(116,318)
Core property operating expenses	140,606	140,907	275,578	277,511
Less: Non-Same-Home core property operating expenses	(15,113)	(17,489)	(30,714)	(34,354)
Same-Home core property operating expenses	$125,493	$123,418	$244,864	$243,157

Core NOI and Same-Home Core NOI
Net income	$132,919	$123,624	$281,763	$252,337
Loss on early extinguishment of debt	—	—	—	216
Gain on sale and impairment of single-family properties and other, net	(59,432)	(51,908)	(137,876)	(113,924)
Depreciation and amortization	127,606	126,939	254,950	251,867
Acquisition, disposition and other transaction costs	3,195	2,655	6,255	5,716
Noncash share-based compensation - property management	1,067	1,137	2,188	2,383
Interest expense	49,527	46,303	97,749	91,729
General and administrative expense	21,659	20,008	42,991	39,679
Other income and expense, net	(1,157)	(4,619)	(1,484)	(7,053)
Core NOI	275,384	264,139	546,536	522,950
Less: Non-Same-Home Core NOI	(29,603)	(24,740)	(55,626)	(47,563)
Same-Home Core NOI	$245,781	$239,399	$490,910	$475,387

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$470,104	$472,024	$454,991	$478,464	$457,503
Tenant charge-backs	(54,114)	(65,900)	(52,063)	(72,843)	(52,457)
Core revenues	415,990	406,124	402,928	405,621	405,046
Less: Non-Same-Home core revenues	(44,716)	(41,624)	(40,628)	(41,076)	(42,229)
Same-Home core revenues	$371,274	$364,500	$362,300	$364,545	$362,817

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$161,943	$168,709	$154,731	$181,604	$160,089
Property management expenses	33,844	33,284	32,831	33,384	34,412
Noncash share-based compensation - property management	(1,067)	(1,121)	(843)	(864)	(1,137)
Expenses reimbursed by tenant charge-backs	(54,114)	(65,900)	(52,063)	(72,843)	(52,457)
Core property operating expenses	140,606	134,972	134,656	141,281	140,907
Less: Non-Same-Home core property operating expenses	(15,113)	(15,601)	(16,326)	(17,789)	(17,489)
Same-Home core property operating expenses	$125,493	$119,371	$118,330	$123,492	$123,418

Core NOI and Same-Home Core NOI
Net income	$132,919	$148,844	$144,254	$116,801	$123,624
Loss on early extinguishment of debt	—	—	—	180	—
Gain on sale and impairment of single-family properties and other, net	(59,432)	(78,444)	(69,916)	(47,620)	(51,908)
Depreciation and amortization	127,606	127,344	125,818	126,656	126,939
Acquisition, disposition and other transaction costs	3,195	3,060	2,882	3,661	2,655
Noncash share-based compensation - property management	1,067	1,121	843	864	1,137
Interest expense	49,527	48,222	45,270	48,199	46,303
General and administrative expense	21,659	21,332	22,824	20,503	20,008
Other income and expense, net	(1,157)	(327)	(3,703)	(4,904)	(4,619)
Core NOI	275,384	271,152	268,272	264,340	264,139
Less: Non-Same-Home Core NOI	(29,603)	(26,023)	(24,302)	(23,287)	(24,740)
Same-Home Core NOI	$245,781	$245,129	$243,970	$241,053	$239,399

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Operating Data
Net income attributable to common shareholders	$113,626	$105,553	$241,394	$215,525
Core revenues	$415,990	$405,046	$822,114	$800,461
Core NOI	$275,384	$264,139	$546,536	$522,950
Core NOI margin	66.2%	65.2%	66.5%	65.3%
Fully Adjusted EBITDAre	$244,716	$231,735	$489,471	$462,621
Fully Adjusted EBITDAre Margin	58.3%	56.7%	59.0%	57.3%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.47	$0.45	$0.93	$0.89
Core FFO attributable to common share and unit holders	$0.49	$0.47	$0.98	$0.93
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$0.90	$0.84

	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$11,128,067	$11,033,809	$11,011,633	$11,035,893	$10,947,696
Total assets	$13,121,098	$13,175,038	$13,242,120	$13,253,466	$13,592,318
Outstanding borrowings under revolving credit facility	$390,000	$390,000	$360,000	$110,000	$—
Total Debt	$5,190,000	$5,190,000	$5,160,000	$4,910,000	$5,227,529
Total Capitalization	$19,161,591	$16,977,003	$18,779,992	$19,164,198	$20,669,137
Total Debt to Total Capitalization	27.1%	30.6%	27.5%	25.6%	25.3%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.3 x	5.2 x	5.1 x	5.2 x
NYSE AMH Class A common share closing price	$33.52	$27.92	$32.10	$33.25	$36.07

Portfolio Data - end of period
Occupied single-family properties	57,897	57,112	56,756	57,061	58,317
Single-family properties leased, not yet occupied	835	723	543	478	406
Single-family properties in turnover process	1,662	2,179	2,837	2,867	1,753
Single-family properties recently renovated or developed	88	186	195	245	118
Single-family properties newly acquired and under renovation	—	—	6	13	2
Total single-family properties, excluding properties held for sale	60,482	60,200	60,337	60,664	60,596
Single-family properties held for sale	701	1,037	1,142	1,028	904
Total single-family properties wholly owned	61,183	61,237	61,479	61,692	61,500
Single-family properties managed under joint ventures	3,961	3,858	3,785	3,721	3,616
Total single-family properties wholly owned and managed	65,144	65,095	65,264	65,413	65,116
Total Average Occupied Days Percentage (1)	95.6%	94.7%	94.4%	95.2%	95.7%
Same-Home Average Occupied Days Percentage (53,935 properties)	96.0%	95.2%	95.2%	96.3%	96.4%

Other Data
Distributions declared per common share	$0.33	$0.33	$0.30	$0.30	$0.30
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Rents and other single-family property revenues	$470,104	$457,503	$942,128	$916,779

Expenses:
Property operating expenses	161,943	160,089	330,652	327,619
Property management expenses	33,844	34,412	67,128	68,593
General and administrative expense	21,659	20,008	42,991	39,679
Interest expense	49,527	46,303	97,749	91,729
Acquisition, disposition and other transaction costs	3,195	2,655	6,255	5,716
Depreciation and amortization	127,606	126,939	254,950	251,867
Total expenses	397,774	390,406	799,725	785,203

Gain on sale and impairment of single-family properties and other, net	59,432	51,908	137,876	113,924
Loss on early extinguishment of debt	—	—	—	(216)
Other income and expense, net	1,157	4,619	1,484	7,053

Net income	132,919	123,624	281,763	252,337

Noncontrolling interest	15,807	14,585	33,397	29,840
Dividends on preferred shares	3,486	3,486	6,972	6,972

Net income attributable to common shareholders	$113,626	$105,553	$241,394	$215,525

Weighted-average common shares outstanding:
Basic	360,629,168	370,692,250	362,445,489	370,538,451
Diluted	360,808,221	371,059,970	362,643,354	370,916,988

Net income attributable to common shareholders per share:
Basic	$0.31	$0.28	$0.66	$0.58
Diluted	$0.31	$0.28	$0.66	$0.58

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Net income attributable to common shareholders	$113,626	$105,553	$241,394	$215,525
Adjustments:
Noncontrolling interests in the Operating Partnership	15,807	14,585	33,397	29,840
Gain on sale and impairment of single-family properties and other, net	(59,432)	(51,908)	(137,876)	(113,924)
Adjustments for unconsolidated real estate joint ventures	2,158	1,821	4,071	3,305
Depreciation and amortization	127,606	126,939	254,950	251,867
Less: depreciation and amortization of non-real estate assets	(5,727)	(5,511)	(11,390)	(10,876)
FFO attributable to common share and unit holders	$194,038	$191,479	$384,546	$375,737
Adjustments:
Acquisition, disposition, other transaction costs and other	3,364	1,445	7,366	5,535
Noncash share-based compensation - general and administrative	4,323	3,987	8,768	8,854
Noncash share-based compensation - property management	1,067	1,137	2,188	2,383
Loss on early extinguishment of debt	—	—	—	216
Core FFO attributable to common share and unit holders	$202,792	$198,048	$402,868	$392,725
Recurring Capital Expenditures	(15,869)	(20,515)	(27,934)	(37,344)
Leasing costs	(947)	(1,098)	(1,574)	(2,337)
Adjusted FFO attributable to common share and unit holders	$185,976	$176,435	$373,360	$353,044

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.47	$0.45	$0.93	$0.89
Core FFO attributable to common share and unit holders	$0.49	$0.47	$0.98	$0.93
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$0.90	$0.84

Weighted-average FFO shares and units:
Common shares outstanding	360,629,168	370,692,250	362,445,489	370,538,451
Share-based compensation plan (1)	418,654	692,590	448,029	726,881
Operating partnership units	50,136,980	51,228,628	50,144,605	51,302,394
Total weighted-average FFO shares and units	411,184,802	422,613,468	413,038,123	422,567,726
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Rents from single-family properties	$408,698	$398,538	$808,686	$788,869
Fees from single-family properties	10,609	9,553	20,873	18,932
Bad debt	(3,317)	(3,045)	(7,445)	(7,340)
Core revenues	415,990	405,046	822,114	800,461

Property tax expense	68,107	66,119	136,287	133,059
HOA fees, net (1)	7,245	7,349	14,078	14,163
R&M and turnover costs, net (1)	30,553	31,808	56,142	59,089
Insurance	4,272	4,614	8,823	9,545
Property management expenses, net (2)	30,429	31,017	60,248	61,655
Core property operating expenses	140,606	140,907	275,578	277,511

Core NOI	$275,384	$264,139	$546,536	$522,950
Core NOI margin	66.2%	65.2%	66.5%	65.3%

	For the Three Months Ended Jun 30, 2026
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	53,935	3,469	3,078	701	61,183
Average Occupied Days Percentage	96.0%	95.9%	87.3%	51.1%	95.1%

Rents from single-family properties	$364,634	$25,230	$16,547	$2,287	$408,698
Fees from single-family properties	9,289	724	491	105	10,609
Bad debt	(2,649)	(160)	(259)	(249)	(3,317)
Core revenues	371,274	25,794	16,779	2,143	415,990

Property tax expense	60,903	3,876	2,746	582	68,107
HOA fees, net (1)	6,681	320	195	49	7,245
R&M and turnover costs, net (1)	27,580	1,181	1,513	279	30,553
Insurance	3,784	281	159	48	4,272
Property management expenses, net (2)	26,545	1,820	1,844	220	30,429
Core property operating expenses	125,493	7,478	6,457	1,178	140,606

Core NOI	$245,781	$18,316	$10,322	$965	$275,384
Core NOI margin	66.2%	71.0%	61.5%	45.0%	66.2%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,488 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,590 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions) or properties currently out of service due to a casualty loss.
(4)Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2026	2025	Change	2026	2025	Change
Number of Same-Home properties	53,935	53,935		53,935	53,935
Average Occupied Days Percentage	96.0%	96.4%	(0.4)%	95.6%	96.1%	(0.5)%
Average Monthly Realized Rent per Property	$2,346	$2,286	2.6%	$2,338	$2,274	2.8%
Turnover Rate	8.1%	7.5%	0.6%	15.4%	14.4%	1.0%
Turnover Rate - TTM	27.3%	N/A		27.3%	N/A

Core NOI:
Rents from single-family properties	$364,634	$356,626	2.2%	$723,291	$707,327	2.3%
Fees from single-family properties	9,289	8,355	11.2%	18,300	16,645	9.9%
Bad debt	(2,649)	(2,164)	22.4%	(5,817)	(5,428)	7.2%
Core revenues	371,274	362,817	2.3%	735,774	718,544	2.4%

Property tax expense	60,903	58,926	3.4%	121,123	118,415	2.3%
HOA fees, net (1)	6,681	6,516	2.5%	13,021	12,621	3.2%
R&M and turnover costs, net (1)	27,580	27,421	0.6%	50,418	50,971	(1.1)%
Insurance	3,784	4,158	(9.0)%	7,761	8,415	(7.8)%
Property management expenses, net (2)	26,545	26,397	0.6%	52,541	52,735	(0.4)%
Core property operating expenses	125,493	123,418	1.7%	244,864	243,157	0.7%

Core NOI	$245,781	$239,399	2.7%	$490,910	$475,387	3.3%
Core NOI margin	66.2%	66.0%		66.7%	66.2%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$14,487	$18,084	(19.9)%	$25,494	$33,009	(22.8)%

Per property:
Average Recurring Capital Expenditures	$269	$335	(19.9)%	$473	$612	(22.8)%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$780	$844	(7.6)%	$1,407	$1,557	(9.6)%

Property Enhancing Capex	$10,113	$7,950		$17,931	$16,583
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Average Occupied Days Percentage	96.0%	95.2%	95.2%	96.3%	96.4%
Average Monthly Realized Rent per Property	$2,346	$2,329	$2,317	$2,306	$2,286

Average Change in Rent for Renewals	3.2%	3.2%	4.1%	4.0%	4.4%
Average Change in Rent for Re-Leases	1.4%	(0.8)%	(0.7)%	2.5%	4.0%
Average Blended Change in Rent	2.7%	2.2%	2.6%	3.6%	4.3%

Core NOI:
Rents from single-family properties	$364,634	$358,657	$357,095	$359,261	$356,626
Fees from single-family properties	9,289	9,011	8,360	8,301	8,355
Bad debt	(2,649)	(3,168)	(3,155)	(3,017)	(2,164)
Core revenues	371,274	364,500	362,300	364,545	362,817

Property tax expense	60,903	60,220	58,077	59,993	58,926
HOA fees, net (1)	6,681	6,340	6,351	6,692	6,516
R&M and turnover costs, net (1)	27,580	22,838	24,334	27,114	27,421
Insurance	3,784	3,977	4,205	4,197	4,158
Property management expenses, net (2)	26,545	25,996	25,363	25,496	26,397
Core property operating expenses	125,493	119,371	118,330	123,492	123,418

Core NOI	$245,781	$245,129	$243,970	$241,053	$239,399
Core NOI margin	66.2%	67.3%	67.3%	66.1%	66.0%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$14,487	$11,007	$12,998	$17,695	$18,084

Per property:
Average Recurring Capital Expenditures	$269	$204	$241	$328	$335
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$780	$627	$692	$831	$844

Property Enhancing Capex	$10,113	$7,818	$6,945	$7,891	$7,950
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Avg. Gross Book Value per Property	% of 2Q26 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,338	$235,333	9.5%	2.8%	(0.1)%	1.9%
Charlotte, NC	3,886	230,215	7.8%	2.9%	2.7%	2.9%
Dallas-Fort Worth, TX	3,421	177,906	5.8%	2.9%	(0.4)%	2.1%
Nashville, TN	3,153	258,329	6.9%	3.0%	1.3%	2.5%
Jacksonville, FL	3,062	229,696	5.0%	2.8%	0.2%	2.0%
Phoenix, AZ	2,872	224,503	5.5%	2.5%	(1.4)%	1.4%
Indianapolis, IN	2,713	177,769	3.8%	4.9%	4.6%	4.8%
Tampa, FL	2,629	244,669	4.7%	2.3%	(2.5)%	0.8%
Las Vegas, NV	2,208	300,601	4.7%	2.2%	0.3%	1.6%
Houston, TX	2,053	181,552	2.8%	3.7%	(1.2)%	2.4%
Raleigh, NC	2,053	205,079	3.5%	2.9%	(0.4)%	1.9%
Cincinnati, OH	2,052	202,071	3.8%	4.2%	6.5%	4.9%
Columbus, OH	2,017	202,244	3.8%	4.5%	5.9%	4.8%
Salt Lake City, UT	1,886	307,515	4.6%	3.5%	3.1%	3.4%
Orlando, FL	1,804	239,788	3.2%	3.0%	(0.1)%	2.2%
Greater Chicago area, IL and IN	1,474	197,415	2.6%	5.5%	9.1%	6.2%
Charleston, SC	1,426	239,222	2.8%	3.1%	2.8%	3.0%
San Antonio, TX	996	203,820	1.3%	1.7%	(5.5)%	—%
Boise, ID	1,002	308,997	2.3%	3.4%	6.7%	4.7%
Seattle, WA	968	340,146	2.5%	3.9%	5.2%	4.3%
All Other (2)	6,922	229,917	13.1%	3.1%	1.0%	2.4%
Total/Average	53,935	$230,012	100.0%	3.2%	1.4%	2.7%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	2Q26 QTD	2Q25 QTD	Change	2Q26 QTD	2Q25 QTD	Change
Atlanta, GA	95.3%	95.9%	(0.6)%	$2,360	$2,319	1.8%
Charlotte, NC	96.9%	96.8%	0.1%	2,330	2,255	3.3%
Dallas-Fort Worth, TX	95.9%	96.0%	(0.1)%	2,368	2,328	1.7%
Nashville, TN	95.7%	96.4%	(0.7)%	2,463	2,408	2.3%
Jacksonville, FL	96.0%	96.3%	(0.3)%	2,254	2,207	2.1%
Phoenix, AZ	94.4%	95.5%	(1.1)%	2,215	2,180	1.6%
Indianapolis, IN	96.7%	96.6%	0.1%	2,021	1,941	4.1%
Tampa, FL	95.5%	96.1%	(0.6)%	2,506	2,462	1.8%
Las Vegas, NV	95.6%	95.4%	0.2%	2,400	2,352	2.0%
Houston, TX	95.3%	96.5%	(1.2)%	2,156	2,109	2.2%
Raleigh, NC	95.7%	97.1%	(1.4)%	2,135	2,087	2.3%
Cincinnati, OH	96.6%	97.8%	(1.2)%	2,332	2,217	5.2%
Columbus, OH	97.5%	97.5%	—%	2,387	2,265	5.4%
Salt Lake City, UT	96.1%	97.0%	(0.9)%	2,599	2,513	3.4%
Orlando, FL	96.0%	96.3%	(0.3)%	2,474	2,413	2.5%
Greater Chicago area, IL and IN	97.4%	97.9%	(0.5)%	2,707	2,562	5.7%
Charleston, SC	97.0%	95.4%	1.6%	2,411	2,341	3.0%
San Antonio, TX	95.0%	95.3%	(0.3)%	1,944	1,954	(0.5)%
Boise, ID	96.7%	96.2%	0.5%	2,373	2,291	3.6%
Seattle, WA	97.3%	96.8%	0.5%	2,986	2,888	3.4%
All Other (2)	95.8%	96.6%	(0.8)%	2,320	2,262	2.6%
Total/Average	96.0%	96.4%	(0.4)%	$2,346	$2,286	2.6%
(1)Reflected for the three months ended June 30, 2026.
(2)Represents 14 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2026	Dec 31, 2025
	(Unaudited)
Assets
Single-family properties:
Land	$2,446,061	$2,406,467
Buildings and improvements	12,222,317	11,971,961
Single-family properties in operation	14,668,378	14,378,428
Less: accumulated depreciation	(3,540,311)	(3,366,795)
Single-family properties in operation, net	11,128,067	11,011,633
Single-family properties under development and development land	989,611	1,233,586
Single-family properties and land held for sale, net	208,376	225,861
Total real estate assets, net	12,326,054	12,471,080
Cash and cash equivalents	83,670	108,516
Restricted cash	174,029	122,174
Rent and other receivables	45,369	43,119
Escrow deposits, prepaid expenses and other assets	224,414	228,017
Investments in unconsolidated joint ventures	147,283	148,935
Goodwill	120,279	120,279
Total assets	$13,121,098	$13,242,120

Liabilities
Revolving credit facility	$390,000	$360,000
Unsecured senior notes, net	4,740,117	4,735,735
Accounts payable and accrued expenses	511,966	436,879
Total liabilities	5,642,083	5,532,614

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,592	3,660
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,183,780	7,411,003
Accumulated deficit	(385,896)	(387,643)
Accumulated other comprehensive income	6,005	6,630
Total shareholders’ equity	6,807,579	7,033,748
Noncontrolling interest	671,436	675,758
Total equity	7,479,015	7,709,506

Total liabilities and equity	$13,121,098	$13,242,120

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of June 30, 2026
(Amounts in thousands)
(Unaudited)

	Unsecured Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (2)	$390,000	7.5%	4.53%	3.0
Total floating rate debt	390,000	7.5%	4.53%	3.0

Fixed rate debt:
2028 unsecured senior notes	500,000	9.6%	4.08%	1.6
2029 unsecured senior notes	400,000	7.7%	4.90%	2.6
2030 unsecured senior notes	650,000	12.5%	4.95%	4.0
2031 unsecured senior notes	450,000	8.7%	2.46%	5.0
2032 unsecured senior notes	600,000	11.6%	3.63%	5.8
2034 unsecured senior notes I	600,000	11.6%	5.50%	7.6
2034 unsecured senior notes II	500,000	9.6%	5.50%	8.0
2035 unsecured senior notes	500,000	9.6%	5.08%	8.7
2051 unsecured senior notes	300,000	5.8%	3.38%	25.1
2052 unsecured senior notes	300,000	5.8%	4.30%	25.8
Total fixed rate debt	4,800,000	92.5%	4.46%	8.0

Total Debt	5,190,000	100.0%	4.46%	7.6

Unamortized discounts and loan costs	(59,883)
Total debt per balance sheet	$5,130,117

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2026	$—	—%
2027	—	—%
2028	500,000	9.6%
2029	790,000	15.2%
2030	650,000	12.5%
Thereafter	3,250,000	62.7%
Total	$5,190,000	100.0%
(1)Interest rates are as of period end and reflect the effect of any hedging instruments, as applicable.
(2)The revolving credit facility is reflected on a fully extended basis and bears interest at the Secured Overnight Financing Rate plus a margin of 0.85% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$49,527	$46,303	$97,749	$91,729
Less: amortization of discounts, loan costs and cash flow hedges	(2,415)	(2,463)	(4,823)	(4,948)
Add: capitalized interest	11,671	14,219	24,658	28,073
Cash interest	$58,783	$58,059	$117,584	$114,854

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of June 30, 2026
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$5,190,000	27.1%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	359,815,019
Operating partnership units	50,136,980
Total shares and units	409,951,999
NYSE AMH Class A common share closing price at June 30, 2026	$33.52
Market value of common shares and operating partnership units		13,741,591	71.7%

Total Capitalization		$19,161,591	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.2 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage (1)	100.0%	S&P Global Ratings	BBB	Stable
(1)The Company’s portfolio is fully unencumbered.

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.6%
Ratio of Secured Debt to Total Assets	<	40.0%	—%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	316.7%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.34 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.6%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	0.7%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.7%
Ratio of EBITDA to Fixed Charges	>	1.50 x	4.00 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	4.78 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of June 30, 2026
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Avg. Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,962	9.9%	$246,099	2,202	17.6
Charlotte, NC	4,189	6.9%	237,435	2,121	19.2
Dallas-Fort Worth, TX	3,573	5.9%	180,229	2,078	21.9
Jacksonville, FL	3,443	5.7%	243,716	1,935	14.3
Nashville, TN	3,356	5.5%	264,693	2,127	17.4
Phoenix, AZ	3,313	5.5%	235,203	1,872	19.7
Tampa, FL	3,111	5.1%	265,537	1,965	14.2
Indianapolis, IN	2,973	4.9%	184,088	1,930	23.1
Las Vegas, NV	2,832	4.7%	329,090	1,978	10.5
Columbus, OH	2,305	3.8%	224,293	1,921	20.7
Houston, TX	2,213	3.7%	183,516	2,059	20.4
Orlando, FL	2,227	3.7%	265,905	1,958	15.5
Raleigh, NC	2,118	3.5%	207,444	1,900	19.6
Cincinnati, OH	2,078	3.4%	203,166	1,844	23.4
Salt Lake City, UT	1,925	3.2%	309,755	2,243	19.2
Charleston, SC	1,696	2.8%	254,709	1,966	13.3
Greater Chicago area, IL and IN	1,516	2.5%	197,248	1,874	24.8
Boise, ID	1,122	1.9%	325,842	1,889	11.2
Seattle, WA	1,114	1.8%	362,800	2,004	14.2
San Antonio, TX	1,077	1.8%	207,347	1,902	16.8
All Other (3)	8,339	13.8%	246,313	1,934	18.5
Total/Average	60,482	100.0%	$242,525	2,002	18.1
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.7%	$2,374	2.9%	—%	2.1%
Charlotte, NC	96.7%	2,330	3.0%	2.7%	2.9%
Dallas-Fort Worth, TX	95.8%	2,368	3.0%	(0.3)%	2.2%
Jacksonville, FL	95.6%	2,261	2.8%	0.5%	2.1%
Nashville, TN	95.9%	2,474	3.0%	1.5%	2.6%
Phoenix, AZ	94.3%	2,215	2.7%	(1.2)%	1.7%
Tampa, FL	94.7%	2,524	2.3%	(2.5)%	0.8%
Indianapolis, IN	96.5%	2,022	4.9%	4.8%	4.9%
Las Vegas, NV	94.8%	2,428	2.4%	1.0%	2.0%
Columbus, OH	96.8%	2,420	4.4%	6.2%	4.8%
Houston, TX	95.2%	2,145	3.8%	(1.4)%	2.5%
Orlando, FL	95.2%	2,498	3.0%	0.1%	2.2%
Raleigh, NC	95.7%	2,138	2.9%	(0.4)%	1.9%
Cincinnati, OH	96.7%	2,332	4.2%	6.5%	4.9%
Salt Lake City, UT	96.0%	2,598	3.5%	3.2%	3.4%
Charleston, SC	95.0%	2,423	3.1%	3.2%	3.1%
Greater Chicago area, IL and IN	97.3%	2,705	5.6%	9.3%	6.4%
Boise, ID	96.5%	2,386	3.5%	6.9%	4.7%
Seattle, WA	96.4%	3,006	3.7%	4.9%	4.1%
San Antonio, TX	94.8%	1,945	1.9%	(5.3)%	0.2%
All Other (3)	95.3%	2,302	3.3%	1.2%	2.6%
Total/Average	95.6%	$2,353	3.2%	1.5%	2.7%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended June 30, 2026.
(3)Represents 16 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	2Q26 Additions			YTD 2Q26 Additions
	Number of Properties		Average Total Investment Cost	Number of Properties		Average Total Investment Cost
Market	AMH Development	National Homebuilder and MLS		AMH Development	National Homebuilder and MLS
Las Vegas, NV	74	—	$436,975	121	—	$438,565
Tampa, FL	71	—	396,844	145	—	398,087
Jacksonville, FL	62	—	362,191	106	—	366,876
Columbus, OH	60	—	401,491	99	—	399,121
Atlanta, GA	51	—	372,366	96	—	371,213
Orlando, FL	50	—	407,696	95	—	403,743
Tucson, AZ	44	—	426,901	88	—	426,130
Phoenix, AZ	37	—	379,071	75	—	383,676
Charleston, SC	29	—	393,017	58	—	391,471
Seattle, WA	22	—	514,612	48	—	521,915
Denver, CO	18	—	482,060	32	—	479,508
Charlotte, NC	13	—	378,854	20	—	382,891
Boise, ID	11	—	529,779	16	—	522,839
Total/Average	542	—	$408,470	999	—	$408,992

Property Dispositions

	Jun 30, 2026 Single-Family Properties Held for Sale	2Q26 Dispositions		YTD 2Q26 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Orlando, FL	74	46	$334,456	69	$324,864
Houston, TX	70	32	225,077	74	226,974
Charlotte, NC	64	45	313,036	83	316,740
Tampa, FL	60	67	307,699	116	300,393
Dallas-Fort Worth, TX	56	60	260,894	132	255,535
Atlanta, GA	48	53	310,205	157	302,443
Raleigh, NC	43	19	321,611	30	314,207
Greater Chicago area, IL and IN	28	11	296,192	22	291,854
Jacksonville, FL	22	27	281,240	60	266,797
Phoenix, AZ	21	32	338,884	92	324,579
Nashville, TN	21	21	319,352	36	322,178
Austin, TX	19	18	237,411	43	235,258
San Antonio, TX	19	33	188,363	88	191,676
Indianapolis, IN	19	16	229,244	38	241,062
Columbus, OH	18	23	292,634	49	287,304
Las Vegas, NV	17	17	390,395	25	377,671
Salt Lake City, UT	13	5	751,665	7	712,366
Charleston, SC	13	14	307,157	31	312,042
Memphis, TN	13	2	278,140	16	255,433
Seattle, WA	9	2	523,777	8	490,409
All Other (1)	54	65	309,924	142	303,447
Total/Average	701	608	$298,074	1,318	$288,542
(1)Represents 18 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of June 30, 2026 (1)

	YTD 2Q26 Deliveries			Jun 30, 2026 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Phoenix, AZ	163	$394,000	$2,280	595
Tampa, FL	145	398,000	2,630	246
Las Vegas, NV	138	436,000	2,600	481
Atlanta, GA	129	381,000	2,560	738
Orlando, FL	128	398,000	2,660	426
Jacksonville, FL	106	367,000	2,380	227
Columbus, OH	99	399,000	2,720	528
Denver, CO	66	481,000	2,990	285
Charleston, SC	58	391,000	2,460	516
Seattle, WA	52	514,000	3,050	492
Charlotte, NC	45	352,000	2,590	189
Boise, ID	26	478,000	2,780	261
Salt Lake City, UT	22	467,000	2,620	216
Raleigh, NC	13	345,000	2,580	182
Total/Average	1,190	$407,000	$2,590	5,382
Lots optioned				356
Total lots owned and optioned				5,738

Estimated Delivery Timing

	Dec 31, 2025 Lots for Future Delivery	YTD 2Q26 Net Additions/(Reductions) (3)	YTD 2Q26 Deliveries	Full Year Estimated 2026 Deliveries (1)	Deliveries Thereafter (1)
Wholly-owned development pipeline (2)	7,088	(828)	999	1,300 - 1,500	4,860
Joint venture development pipeline (2)(4)	668	—	191	400 - 600	168
Total development pipeline	7,756	(828)	1,190	1,700 - 2,100	5,028
(1)Reflects the Company’s latest development program results and estimates as of July 30, 2026.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	3Q26	4Q26	1Q27	2Q27	Thereafter
Lease expirations	2,221	10,446	5,937	15,753	19,365	5,010

Share Repurchase History
(Amounts in thousands, except share and per share data)

	Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
2024	—	—	—
2025	4,721,205	150,000	31.77
1Q26	3,653,721	115,067	31.49
2Q26	4,114,576	122,953	29.88
Total	12,489,502	388,020	$31.07
Remaining authorization: (1)		$377,047
(1)In February 2026, the Company’s board of trustees authorized a new share repurchase program to repurchase up to $500.0 million of outstanding Class A common shares and up to $250.0 million of outstanding preferred shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status.

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Shares Sold Directly			ATM Shares Sold Forward
Period	Common Shares Sold Directly	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Period Settled	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—		$101,958
2024	932,746	33,756	36.19	2,987,024	110,616	37.03	4Q24	144,372
2025	—	—	—	—	—	—		—
1Q26	—	—	—	—	—	—		—
2Q26	—	—	—	—	—	—		—
								246,330
						Remaining authorization: (1)		$1,000,000
(1)In June 2026, the Company entered into a new at-the-market common share offering program, replacing the previously expiring program, under which it can issue Class A common shares from time to time through various sales agents up to an aggregate gross sales offering price of $1.0 billion.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2026 Guidance
Set forth below are the Company’s current expectations with respect to full year 2026 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition, disposition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2026 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2026
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.89 - $1.95	$1.93 - $1.97
Core FFO attributable to common share and unit holders growth	1.1% - 4.3%	3.2% - 5.3%

Same-Home
Core revenues growth	1.25% - 3.25%	1.50% - 3.00%
Core property operating expenses growth	1.75% - 3.75%	1.25% - 2.75%
Core NOI growth	1.00% - 3.00%	1.40% - 3.40%

Full Year 2026 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,300 - 1,500	$500 - $600 million
JV development deliveries (1)	400 - 600	$150 - $250 million
Total gross capital investment (1)	1,700 - 2,100	$650 - $850 million
(1)JV deliveries and capital investment reflected at 100%.
Changes to Full Year 2026 Guidance
•$0.03 incremental Core FFO per share driven by:
◦Increased Same-Home portfolio Core NOI growth from modestly lower property tax expense outlook and strong cost control execution,
◦Increased Non-Same-Home portfolio Core NOI growth from similar expense benefits as Same-Home portfolio as well as incremental Core NOI contribution from solid initial lease-up of AMH Development deliveries, and
◦Increased benefit from better-than-expected disposition volumes and timing, as well as incremental share repurchases.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition, disposition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Total Debt	$5,190,000	$5,190,000	$5,160,000	$4,910,000	$5,227,529
Less: cash and cash equivalents	(83,670)	(63,301)	(108,516)	(45,631)	(323,258)
Less: restricted cash related to securitizations	—	—	—	(3,114)	(13,188)
Net debt	$5,106,330	$5,126,699	$5,051,484	$4,861,255	$4,891,083
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$5,336,330	$5,356,699	$5,281,484	$5,091,255	$5,121,083

Adjusted EBITDAre - TTM	$1,026,832	$1,018,648	$1,010,155	$1,001,181	$982,928

Net Debt and Preferred Shares to Adjusted EBITDAre	5.2 x	5.3 x	5.2 x	5.1 x	5.2 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2026
Interest expense per income statement	$191,218
Less: amortization of discounts, loan costs and cash flow hedges	(9,914)
Add: capitalized interest	51,793
Cash interest	233,097
Dividends on preferred shares	13,944
Fixed charges	$247,041

Adjusted EBITDAre - TTM	$1,026,832

Fixed Charge Coverage	4.2 x

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated real estate joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2026 and 2025 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Net income	$132,919	$123,624	$281,763	$252,337
Interest expense	49,527	46,303	97,749	91,729
Depreciation and amortization	127,606	126,939	254,950	251,867
EBITDA	$310,052	$296,866	$634,462	$595,933

Gain on sale and impairment of single-family properties and other, net	(59,432)	(51,908)	(137,876)	(113,924)
Adjustments for unconsolidated real estate joint ventures	2,158	1,821	4,071	3,305
EBITDAre	$252,778	$246,779	$500,657	$485,314

Noncash share-based compensation - general and administrative	4,323	3,987	8,768	8,854
Noncash share-based compensation - property management	1,067	1,137	2,188	2,383
Acquisition, disposition, other transaction costs and other	3,364	1,445	7,366	5,535
Loss on early extinguishment of debt	—	—	—	216
Adjusted EBITDAre	$261,532	$253,348	$518,979	$502,302

Recurring Capital Expenditures	(15,869)	(20,515)	(27,934)	(37,344)
Leasing costs	(947)	(1,098)	(1,574)	(2,337)
Fully Adjusted EBITDAre	$244,716	$231,735	$489,471	$462,621

Rents and other single-family property revenues	$470,104	$457,503	$942,128	$916,779
Less: tenant charge-backs	(54,114)	(52,457)	(120,014)	(116,318)
Adjustments for unconsolidated joint ventures - income	4,076	3,576	7,991	7,164
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$420,066	$408,622	$830,105	$807,625

Adjusted EBITDAre Margin	62.3%	62.0%	62.5%	62.2%

Fully Adjusted EBITDAre Margin	58.3%	56.7%	59.0%	57.3%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Net income	$542,818	$533,523	$513,392	$513,011	$483,850
Interest expense	191,218	187,994	185,198	184,413	179,825
Depreciation and amortization	507,424	506,757	504,341	502,513	495,548
EBITDA	$1,241,460	$1,228,274	$1,202,931	$1,199,937	$1,159,223

Gain on sale and impairment of single-family properties and other, net	(255,412)	(247,888)	(231,460)	(241,810)	(226,887)
Adjustments for unconsolidated real estate joint ventures	7,706	7,369	6,940	6,036	5,234
EBITDAre	$993,754	$987,755	$978,411	$964,163	$937,570

Noncash share-based compensation - general and administrative	15,992	15,656	16,078	15,389	15,073
Noncash share-based compensation - property management	3,895	3,965	4,090	4,234	4,413
Acquisition, disposition, other transaction costs and other	13,011	11,092	11,180	12,019	11,466
Hurricane-related charges, net	—	—	—	4,980	8,884
Loss on early extinguishment of debt	180	180	396	396	5,522
Adjusted EBITDAre	$1,026,832	$1,018,648	$1,010,155	$1,001,181	$982,928

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated real estate joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition, disposition, other transaction costs and other incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Property management expenses	$33,844	$34,412	$67,128	$68,593
Less: tenant charge-backs	(2,348)	(2,258)	(4,692)	(4,555)
Less: noncash share-based compensation - property management	(1,067)	(1,137)	(2,188)	(2,383)
Property management expenses, net	$30,429	$31,017	$60,248	$61,655

General and administrative expense	$21,659	$20,008	$42,991	$39,679
Less: noncash share-based compensation - general and administrative	(4,323)	(3,987)	(8,768)	(8,854)
General and administrative expense, net	$17,336	$16,021	$34,223	$30,825

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and six months ended June 30, 2026 and 2025:

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2026	2025	2026	2025
Net income per common share–diluted	$0.31	$0.28	$0.66	$0.58
Adjustments:
Conversion from GAAP share count	(0.04)	(0.03)	(0.08)	(0.07)
Noncontrolling interests in the Operating Partnership	0.04	0.03	0.08	0.07
Gain on sale and impairment of single-family properties and other, net	(0.14)	(0.12)	(0.33)	(0.27)
Adjustments for unconsolidated real estate joint ventures	0.01	—	0.01	0.01
Depreciation and amortization	0.31	0.30	0.62	0.60
Less: depreciation and amortization of non-real estate assets	(0.02)	(0.01)	(0.03)	(0.03)
FFO attributable to common share and unit holders	$0.47	$0.45	$0.93	$0.89
Adjustments:
Acquisition, disposition, other transaction costs and other	0.01	—	0.03	0.01
Noncash share-based compensation - general and administrative	0.01	0.01	0.02	0.02
Noncash share-based compensation - property management	—	0.01	—	0.01
Core FFO attributable to common share and unit holders	$0.49	$0.47	$0.98	$0.93
Recurring Capital Expenditures	(0.04)	(0.04)	(0.08)	(0.08)
Leasing costs	—	(0.01)	—	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.45	$0.42	$0.90	$0.84

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2026
Adjusted FFO attributable to common share and unit holders	$185,976
Common distributions	(135,855)
Retained Cash Flow	$50,121

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, the Ninth Supplemental Indenture dated as of December 9, 2024 for the 2035 Unsecured Senior Notes, and the Tenth Supplemental Indenture dated as of May 13, 2025 for the 2030 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of July 16, 2024, as amended by Amendment No. 1 to Credit Agreement dated as of May 6, 2025 and Amendment No. 2 to Credit Agreement dated as of April 1, 2026, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the SEC.

33

Executive Management

Bryan Smith	Sara Vogt-Lowell
Chief Executive Officer	Chief Administrative Officer, Chief Legal Officer and Secretary

Chris Lau
Chief Financial Officer and Senior Executive Vice President

AMH Diversified Portfolio

Corporate Information	Investor Relations
280 Pilot Road	(855) 794-2447
Las Vegas, NV 89119	investors@amh.com
Media Relations
23975 Park Sorrento, Suite 300
Calabasas, CA 91302	(855) 774-4663
media@amh.com
(702) 847-7800
www.amh.com